Exhibit 10.6

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K ON THE BASIS THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL AND THE OMITTED INFORMATION IS NOT MATERIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***].

PRIVILEGED & CONFIDENTIAL

AMENDED AND RESTATED LOAN AGREEMENT

DATED DECEMBER 12, 2023

between

BULLISH GLOBAL

and

BLOCK.ONE

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AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (the Agreement) is made on December 12, 2023 between:

(1)	BULLISH GLOBAL, an exempted company incorporated in the Cayman Islands with limited liability, whose registered office is at PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 (Borrower)

(2)	BLOCK.ONE, an exempted company incorporated in the Cayman Islands with limited liability, whose registered office is at PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 (Lender)

(collectively, the parties and each a party)

WHEREAS:

1.	The Borrower and the Lender entered into a 60m USDC Subordinated Loan Agreement on 17 November 2023 (the Original Loan Agreement);

2.	As of the date of this Agreement, 60,000,000 USDC has been drawn down in two tranches under the Original Loan Agreement (collectively, the Original Loan);

3.	Subject to the terms of this Agreement, the Borrower and the Lender have agreed to modify the terms of the Original Loan Agreement by, among other things, increasing the facility to the Total Facility Amount (as defined herein); and

4.	The parties have agreed to amend and restate the Original Loan Agreement and that the Original Loan Agreement shall be superseded and replaced in its entirety by this Agreement with effect the date hereof.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply in this Agreement:

Affiliate: any person under common Control with the Lender.

Availability Period: the period from and including the date of this Agreement to and including the date falling 10 Business Days thereafter.

Bitcoin: means the type of virtual currency based on an open-source cryptographic protocol existing on the Bitcoin Network.

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Borrowed Money: any indebtedness the Borrower owes as a result of:

(a)	borrowing money (with or without security), including any premium and any capitalised interest on that money;

(b)	any bond, note, loan stock, debenture, commercial paper or similar instrument;

(c)	any acceptance credit facility or dematerialised equivalent, bill-discounting, note purchase or documentary credit facilities;

(d)	monies raised by selling, assigning or discounting receivables or other financial assets on terms that recourse may be had to the Borrower in the event of non-payment of those receivables or financial assets when due;

(e)	any deferred payments for assets or services acquired, other than trade credit that is given in the ordinary course of trading and that does not involve any deferred payment of any amount for more than 60 days;

(f)	any capital balance outstanding under any leases (whether for land, machinery, equipment or otherwise);

(g)	any counter-indemnity obligation in respect of any guarantees, bonds, indemnities, standby letters of credit or other instruments issued by a third party in connection with the Borrower's performance of contracts;

(h)	any other transaction that has the commercial effect of borrowing (including any forward sale or purchase agreement and any liabilities that are not shown as borrowed money on the Borrower's balance sheet because they are contingent, conditional or otherwise);

(i)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the mark to market value shall be taken into account); and

(j)	any guarantee, counter-indemnity or other assurances against financial loss that the Borrower has given for any of the items referred to in paragraphs (a) to (i) of this definition incurred by any person.

When calculating Borrowed Money, no liability shall be taken into account more than once.

Bitcoin Facility Amount: up to 9,600 Bitcoin, being the maximum amount of Bitcoin available for drawdown by the Borrower under the Facility.

Bitcoin Reference Price: the CoinDesk Bitcoin Price Index (XBX) (or any successor index), published at the relevant time on the relevant date. If the relevant US$ Bitcoin price index is unavailable then the parties shall reasonably agree another similarly trustworthy reference price source.

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Business Day: a day other than a Saturday, Sunday or public holiday in the Cayman Islands.

Change of Control: with respect to a party, occurs if the persons who have Control of such party cease to have Control (collectively or individually) of that party.

Confidential Information: all information relating to the Borrower, the Borrower group, or the Facility of which the Lender becomes aware in its capacity as Lender, which is received by the Lender from the Borrower (or any of its representatives or advisors) in whatever form, but excluding any information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of clause 20;

(b)	is identified in writing by the Borrower at the time of delivery as non- confidential; or

(c)	is known to the Lender before it is disclosed to the Lender by the Borrower (or any of its representatives or advisors) or is lawfully obtained by the Lender from another source, in either case, through no breach of confidentiality of which the Lender is or becomes aware.

Control: with respect to any person, the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by ownership of Equity Interests, contract of otherwise.

Digital Currency: Bitcoin (BTC), Ether (ETH), USDC, Tether (USDT), PayPal USD (PYUSD) and any additional digital currency agreed between the Borrower and the Lender.

Drawdown Amount: the amount of:

(a)	US Dollars, not to exceed the undrawn portion of the US$ Facility Amount;

(b)	USDC, not to exceed the undrawn portion of the USDC Facility Amount; and/or

(c)	Bitcoin, not to exceed the undrawn portion of the Bitcoin Facility Amount,

that the Borrower proposes to drawdown from the Facility as of the applicable Drawdown Date.

Drawdown Date: the date on which the applicable Loan is to be made.

Equity Interests: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

Event of Default: any event or circumstance specified as such in clause 12.

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Facility: the US Dollar-denominated term loan facility made available under this Agreement.

Interest Rate: seven percent (7%) per annum.

Loan: the principal amount of the loan made or to be made by the Lender to the Borrower under this Agreement or (as the context requires) the principal amount outstanding for the time being of that loan.

Potential Event of Default: any event or circumstance specified in clause 12 that would, on the giving of notice, expiry of any grace period or making of any determination under this Agreement, or satisfaction of any other condition (or any combination thereof), become an Event of Default.

Repayment Date: the fifth (5th) anniversary of the final Drawdown Date during the Availability Period.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Total Facility Amount: shall be the aggregate of the US$ Facility Amount, the USDC Facility Amount and the Bitcoin Facility Amount.

Transfer: the delivery of Digital Currency or US Dollars, as applicable, by Lender or Borrower hereunder.

US$ and US Dollars: the lawful currency of the United States of America.

US$ Facility Amount: up to US$40,000,000, being the maximum amount of US Dollars available for drawdown by the Borrower under the Facility.

USDC: the digital currency of USD Coin.

USDC Facility Amount: the Original Loan previously drawn down by the Borrower under the Original Loan Agreement and deemed to have been drawn down by the Borrower under the Facility in accordance with clause 2.2.

2.	The Facility

2.1	The Lender grants to the Borrower an unsecured term loan facility of a total principal amount not exceeding any of the US$ Facility Amount, the USDC Facility Amount and/or the Bitcoin Facility Amount on the terms, and subject to the conditions, of this Agreement.

2.2	The parties hereby agree:

(a)	subject to this clause 2.2, to amend and restate the Original Loan Agreement and that the Original Loan Agreement shall be superseded and replaced in its entirety by this Agreement with effect from the date hereof;

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(b)	subject to clause 2.2(c), for the purposes of this Agreement the Original Loan will be deemed to be an outstanding Loan drawn down under the USDC Facility Amount with a Drawdown Date as of the date of this Agreement and a Drawdown Amount of 60,000,000 USDC. By operation of clause 5.7(a) as of the date of this Agreement the amount of the Original Loan is US$60,000,000;

(c)	the USDC Facility Amount will be deemed to be fully drawn as of the date of this Agreement; and

(d)	accrued interest on the Original Loan shall be paid in accordance with clause 6.

3.	Purpose

3.1	The Borrower shall use all amounts borrowed under this Agreement towards (i) facilitating the making of investments in venture capital projects and acquisitions by Borrower group companies; and (ii) the Borrower’s general corporate purposes.

3.2	The Lender is not obliged to monitor or verify how any amount advanced under this Agreement is used.

4.	Conditions Precedent

4.1	The Lender’s obligation to make the Loan is subject to the further conditions precedent that, on the date on which the Loan is requested by the Borrower:

(a)	the representations and warranties are true and correct in all material respects and will be true and correct in all material respects immediately after the Lender has made the proposed Loan; and

(b)	no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan.

4.2	The conditions specified in this clause 4 are inserted solely for the Lender’s benefit. The Lender may waive them, in whole or in part and with or without conditions, without prejudicing the Lender’s right to require subsequent fulfilment of such conditions.

5.	Drawing

5.1	Subject to the provisions of this Agreement and upon providing not less than two (2) Business Day’s prior written notice to the Lender, the Borrower may, on any Business Day during the Availability Period, draw down the Loan by sending a written request to the Lender specifying the Drawdown Date, the Drawdown Amount and the information set forth in clause 5.5.

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5.2	Subject to the provisions of this Agreement, the Lender will make the Loan in the Drawdown Amount on the Drawdown Date as specified in the relevant Loan request and Transfer the loan proceeds to the bank account or wallet address specified by the Borrower pursuant to clause 5.5.

5.3	Delivery of a Loan request will constitute a representation and warranty by the Borrower that on the date of the Loan request and the proposed Drawdown Date:

(a)	The representations and warranties are true and correct in all material respects and will be true and correct in all material respects immediately after the proposed Loan; and

(b)	no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan.

5.4	The amount of the Loan requested shall not at any time exceed any of the US$ Facility Amount or the Bitcoin Facility Amount, as applicable. Any amount of the Facility not drawn down during the Availability Period will automatically be cancelled.

5.5	The Borrower’s Loan request in clause 5.1 shall include the Borrower US Dollar bank account and/or Bitcoin wallet address, as applicable, for the corresponding the Drawdown Amount specified in the request.

5.6	For Digital Currency, the Transfer of the Loan proceeds shall be deemed completed when the applicable confirmation protocol for the relevant Digital Currency has been met.

5.7	Each Loan shall be denominated (and owing) in US Dollars, irrespective of whether the Drawdown Amount was in US Dollars, USDC or Bitcoin.

(a)	Where the Drawdown Amount was in USDC, the amount of the Loan in US Dollars shall be calculated and fixed using an exchange ratio of US$1 to 1 USDC.

(b)	Where the Drawdown Amount was in Bitcoin, the amount of the Loan in US Dollars shall be calculated and fixed using the Bitcoin Reference Price at 4:00pm London time on the Drawdown Date of the Loan.

6.	Interest

6.1	The Borrower shall pay interest on the Loan at the Interest Rate.

6.2	Interest shall be calculated in accordance with clause 13.1, accrue daily and be payable quarterly, in arrears, on the last Business Day of March, June, September and December and on the Repayment Date.

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6.3	If the Borrower fails to make any payment due under this Agreement on or prior to the date on which an event of default occurs pursuant to clause 12.1 (the “Interest Payment Date”) interest on the unpaid amount shall accrue daily, from the Interest Payment Date to the date of actual payment, at 1% above the rate specified in clause 6.1. Interest accrued under this clause 6.3 shall be immediately payable by the Borrower on demand by the Lender.

7.	Costs

7.1	The Borrower shall promptly on demand pay the Lender the amount of all reasonable and documented costs and expenses of whatever nature (together with any value added tax on them) that the Lender incurs in connection with the negotiation and preparation, amendment, extension, alteration, preservation and enforcement of the Loan and/or this Agreement.

7.2	The Borrower shall pay any stamp, documentary and other similar duties and taxes to which this Agreement may be subject or give rise and shall indemnify the Lender against any losses or liabilities which it may incur as a result of any delay or omission by the Borrower in paying any such duties or taxes.

8.	Repayment and Prepayment

8.1	Subject to the provisions of this Agreement, including clause 8.3, the Borrower shall repay the Loan in full on the Repayment Date.

8.2	The Borrower may prepay the Loan in whole or in part at any time, without premium or penalty, and each such payment shall be made together with all accrued but unpaid interest on the amount prepaid. Any prepayments (inclusive of accrued but unpaid interest on the amount prepaid) shall be in an amount of not less than US$5,000,000 or, if agreed to by the Lender in its sole discretion, in an equivalent amount of Bitcoin, USDC or other Digital Currency calculated in accordance with clause 9.1.

8.3	Notwithstanding any other provision of this Agreement, if the Bitcoin Reference Price at 4:00pm New York time on the date immediately preceding the Repayment Date is less than US$30,000, then:

(a)	Subject to repayment in full of the Reduced Loan Amount (as defined below), the Lender shall and does hereby forgive an amount of the Loan principal calculated as follows (the Forgiven Amount):

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where:

A is the lesser of (i) the outstanding Loan as of the Repayment Date and (ii) US$400,000,000; and

B is the Bitcoin Reference Price at 4:00pm New York time on the date immediately preceding the Repayment Date.

For example, if the outstanding Loan as of the Repayment Date is US$450m and B is US$27,000, then:

(b)	The Borrower shall be relieved of its obligation to repay the Forgiven Amount and shall instead repay the remaining balance of the outstanding Loan (the Reduced Loan Amount) in full on the Repayment Date and clause 8.1 shall be interpreted accordingly.

(c)	For the avoidance of doubt, the repayment adjustments referenced in this clause 8.3 shall not (i) apply to any Loan amounts in excess of US$400,000,000 as referenced in variable A above; or (ii) reduce any interest payments due or payable as of the Repayment Date, which amounts shall continue to be calculated based on the amount of the Loan outstanding prior to repayment.

9.	Payments

9.1	All payments made by the Borrower under this Agreement, unless otherwise agreed by the Lender, shall be made in US Dollars and in immediately available cleared funds to the Lender at such bank account as the Lender may notify the Borrower. However:

(a)	In the event the Lender agrees to accept payment in USDC, the US Dollar equivalent amount shall at all times be calculated by the Lender using an exchange ratio of US$1 to 1 USDC.

(b)	In the event the Lender agrees to accept payment in Bitcoin, the US Dollar equivalent amount shall be calculated by the Lender using the Bitcoin Reference Price at 4:00pm New York time on the date immediately preceding the payment date.

(c)	In the event the Lender agrees to accept payment in any other Digital Currency, the US Dollar equivalent amount shall be calculated using the US Dollar price of such Digital Currency as published on the CoinMarketCap website available at: https://coinmarketcap.com at 4:00pm New York time on the date immediately preceding the payment date, or such other price source that the parties may mutually agree.

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(d)	In the event the Lender agrees to accept payment in any Digital Currency, such payment shall be made in immediately available cleared funds to the Lender at such wallet address as the Lender may notify the Borrower. For Digital Currency, the Transfer of any payment shall be deemed completed when the applicable confirmation protocol for the relevant Digital Currency has been met.

9.2	If any payment becomes due on a day that is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day, or if that Business Day falls in the following calendar month, such due date shall be the immediately preceding Business Day.

9.3	All payments made by the Borrower under this Agreement shall be made in full, without set-off, counterclaim or condition and free and clear of and without any deduction or withholding, provided that if the Borrower is required by law or regulation to make such deduction or withholding, it shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)	pay to the relevant taxation, or other authorities, as appropriate, the full amount of the deduction or withholding;

(c)	furnish to the Lender, within the period for payment permitted by the relevant law, either:

(i)	an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

(ii)	if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

(d)	pay to the Lender such additional amount as is necessary to ensure that the net full amount received by the Lender after the required deduction or withholding is equal to the amount that the Lender would have received had no such deduction or withholding been made.

10.	Representations and warranties

The Borrower makes the representations and warranties set out in this clause 10 to the Lender on the date of this Agreement.

10.1	The Borrower:

(a)	is an exempted company duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(b)	has the power to own its assets and carry on its business as it is being conducted.

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10.2	The Borrower:

(a)	has the power to enter into, deliver and perform, and has taken all necessary action to authorise its entry into, delivery and performance of this Agreement and the transactions contemplated by it; and

(b)	no limit on its powers to borrow or incur indebtedness will be exceeded as a result of the borrowing contemplated by this Agreement.

10.3	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not contravene or conflict with:

(a)	the Borrower's constitutional documents;

(b)	any agreement or instrument binding on the Borrower or its assets; or

(c)	except as would not reasonably be expected to result in a material adverse effect or materially and adversely affect the Borrower's ability to perform all or any of its obligations under this Agreement, any law or regulation or judicial or official order, applicable to the Borrower.

10.4	The Borrower has obtained all required or desirable authorisations to enable it to enter into, exercise its rights and comply with its obligations in this Agreement and to make it admissible in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

10.5	The Borrower's obligations under this Agreement are legal, valid, binding and enforceable in accordance with its terms.

10.6	It is not necessary to file, record or enrol this Agreement with any court or other authority, or pay any stamp, registration or similar taxes in relation to this Agreement or the transactions contemplated by this Agreement; provided however that this Agreement will need to be stamped if it is brought into the Cayman Islands, or produced before the courts on the Cayman Islands.

10.7	No Event of Default or Potential Event of Default has occurred or is continuing, or is reasonably likely to result from making the Loan or the entry into, the performance of, or any transaction contemplated by this Agreement.

10.8	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination thereof, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or to which any of its assets is subject which has or is reasonably likely to have a material adverse effect on its business, assets or condition or ability to perform its obligations under this Agreement.

10.9	The Borrower has disclosed to the Lender before the date of this Agreement all information relating to it and the transaction that is material to be known by a lender (in the context of a loan for a similar amount and on terms similar to the Facility) and the information is accurate and complete in all material respects.

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10.10	No litigation, arbitration or administrative proceedings are taking place or pending, or, to the best of the Borrower's knowledge and belief (after due and careful enquiry), have been threatened against it, or any of its directors or any of its assets which, in any case, might have a material adverse effect on its business, assets or condition or ability to perform its obligations under this Agreement.

10.11	Each of the representations and warranties in this clause 10 is deemed to be repeated by the Borrower on the date of the Loan request and the Drawdown Date, by reference to the facts and circumstances existing on each such date.

11.	Covenants

The Borrower covenants with the Lender that, as from the date of this Agreement until all its liabilities under this Agreement have been discharged:

11.1	The Borrower shall deliver to the Lender copies of all audited reports and accounts as soon as they are available, together will such other information that the Lender may reasonably require concerning the Borrower or its business.

11.2	The Borrower shall promptly, after becoming aware of them, notify the Lender of any litigation, arbitration or administrative proceedings or claim of the kind described in clause 10.10.

11.3	The Borrower shall promptly obtain all consents or authorisations necessary (and do all that is needed to maintain them in full force and effect) under any law or regulation to enable it to perform its obligations under this Agreement.

11.4	The Borrower shall notify the Lender of any Potential Event of Default or Event of Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence.

11.5	The Borrower shall carry on and conduct its business in a proper and efficient manner and will not make any substantial change to the general nature or scope of its business as carried on at the date of this Agreement without the Lender’s prior consent.

11.6	The Borrower shall not substantially reorganise, merge or consolidate with or into another entity without the Lender’s prior consent.

11.7	The Borrower may sell or dispose of assets in the normal course of business without Lender’s prior consent, except that disposals of Borrower’s material assets outside the ordinary course of business or for strategic purposes shall require the Lender’s prior consent.

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11.8	The Borrower shall maintain adequate security and control of any and all passwords, private keys, and any other codes that it uses to make or receive a Transfer of Digital Currencies hereunder.

12.	Events of default

Each of the events or circumstances set out in this clause 12 (other than clause 12.12) is an Event of Default.

12.1	The Borrower fails to pay any sum due under this Agreement when due and such payment remains unpaid for a period exceeding five Business Days.

12.2	The Borrower fails (other than by failing to pay) to comply with any provision of this Agreement (other than those referred to in clause 12.1) and (if the Lender considers, acting reasonably, that the default is capable of remedy) such default is not remedied to the satisfaction of the Lender in its absolute discretion within 14 Business Days of the earlier of:

(a)	the Lender notifying the Borrower of the default and the remedy required; and

(b)	the Borrower becoming aware of the default.

12.3	Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, this Agreement is (or proves to have been) incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made.

12.4	If:

(a)	any Borrowed Money becomes due, or is declared due and payable prior to its stated maturity by reason of an event of default (howsoever described); or

(b)	any commitment for Borrowed Money is cancelled or suspended by a creditor of the Borrower by reason of an event of default (howsoever described).

No Event of Default will occur under this clause 12.4 if the amount of Borrowed Money concerned does not exceed US$25,000,000 (or its equivalent in other currencies).

12.5	A material adverse change occurs, in the reasonable opinion of the Lender, in the financial conditions, results of operations or business of the Borrower that has a material adverse effect on the Borrower’s ability to comply with its obligations under this Agreement.

12.6	Any action is taken for or with a view to the winding up or liquidation of the Borrower, or the Borrower becomes insolvent or is unable to pay its debts or enters into dealings with any of its creditors with a view to avoiding, or in expectation of, insolvency or stops or threatens to stop payments generally or an encumbrance takes possession or a receiver is appointed of the whole or any material part of the assets of the Borrower.

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12.7	A distress, attachment, execution, expropriation, sequestration or another analogous legal process is levied, enforced or sued out on, or against, the Borrower's assets having an aggregate value of US$25,000,000 (or its equivalent in other currencies) and is not discharged or stayed within 30 days.

12.8	Any material provision of this Agreement is or becomes, for any reason, invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect.

12.9	The Borrower repudiates or rescinds or shows an intention to repudiate or rescind this Agreement.

12.10	The Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business and such cessation has or is reasonably expected to have a material adverse effect on the Borrower’s ability to comply with its obligations under this Agreement.

12.11	A Change of Control occurs in relation to the Borrower without the prior written consent of the Lender; provided that it shall not be an Event of Default if such Change of Control occurs in connection with an initial public offering or other public listing of the Borrower.

12.12	On and at any time after the occurrence of an Event of Default which is continuing, the Lender may, by notice to the Borrower:

(a)	cancel all outstanding obligations of the Lender under this Agreement whereupon they shall immediately be cancelled;

(b)	declare that the Loan (and all accrued interest and all other amounts accrued or outstanding under this Agreement) is immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender.

13.	Calculations and certificates

13.1	Any interest under this Agreement shall accrue on a day-to-day basis, calculated according to the number of actual days elapsed and a year of 365 days. Interest shall be calculated from the Drawdown Date (inclusive) to the Repayment Date or prepayment date (exclusive), as applicable.

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13.2	Any certification or determination by the Lender of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

14.	Amendments, waivers, consents and remedies

14.1	No amendment of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, each of the Borrower and the Lender (or their authorised representative).

14.2	A waiver of any right or remedy under this Agreement or by law, or any consent given under this Agreement, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any subsequent right or remedy. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

14.3	A failure by the Lender to exercise, or delay by it in exercising, any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Agreement. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Agreement by the Lender shall be effective unless it is in writing.

14.4	The rights and remedies provided under this Agreement are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

15.	Partial Invalidity

15.1	If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

16.	Assignment

16.1	Subject to clause 16.2, neither party may assign any of its rights or transfer any of its rights and obligations under this Agreement without the written consent of the other.

16.2	The Lender may, without consent of the Borrower or any other party, assign any of its rights or transfer any of its rights and obligations under this Agreement to an Affiliate of the Lender. The Lender shall promptly give notice to the Borrower of any such assignment or transfer.

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16.3	The Lender shall promptly provide the Borrower with all information reasonably requested by the Borrower for the purposes of “know your counterparty”, AML/CTF/CPF and sanctions laws and regulations.

17.	Notices

17.1	Any notice or other communication given to a party under or in connection with, this Agreement shall be:

(a)	in writing;

(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by email; and;

(c)	sent to the address of the party set out with its signature below, or to any other address or email address notified in writing by one party to the other from time to time.

17.2	Any notice or other communication given by either party shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;

(b)	if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

(c)	if sent by email, when received in readable form.

A notice or other communication given as described in this clause (other than as described in clause 17.2(b)) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed instead to have been received on the next Business Day.

17.3	This clause 17 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

18.	Counterparts

18.1	This Agreement may be executed in any number of counterparts (including in electronic format by email, PDF or Docusign), each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

19.	Third party rights

19.1	Unless it expressly states otherwise, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (as amended) of the Cayman Islands to enforce, or enjoy the benefit of, any term of this Agreement.

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19.2	Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

20.	Confidentiality

20.1	The Lender agrees to keep all Confidential Information confidential and not disclose it to anyone other than in accordance with clause 20.2.

20.2	The Lender may disclose Confidential Information:

(a)	to any actual or potential permitted assignee or transferee of its rights or obligations under this Agreement (and any of their professional advisers);

(b)	to an Affiliate (and any of its or its Affiliate's officers, directors, employees, professional advisers and auditors);

(c)	to the holders of the Lender’s or its Affiliates’ Equity Interests solely to the extent that such Confidential Information is required for market standard investor reporting on the performance of the Loan consistent with a private loan facility of similar size; or

(d)	to any governmental, banking, taxation or regulatory authority or similar body, or any other person to the extent that it is required to do so by any applicable law, regulation or court order,

provided that (i) disclosure is limited to such information as the Lender shall consider appropriate for the relevant purposes, (ii) the person to whom the information is given is informed that it is confidential and may be price-sensitive and (iii) in the case of disclosure under paragraph (a), unless such person is an Affiliate, such person has entered into a confidentiality undertaking in a form reasonably acceptable to the Lender and the Borrower.

21.	Interpretation

21.1	In this Agreement:

(a)	clause and paragraph headings shall not affect the interpretation of this Agreement;

(b)	a person includes an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium or other entity (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

PRIVILEGED & CONFIDENTIAL

(d)	references to a party shall include that party's personal representatives, successors, permitted assigns and permitted transferees and this Agreement shall be binding on, and enure to the benefit of, the parties to this Agreement and their respective personal representatives, successors and permitted assigns;

(e)	a reference to writing or written includes email;

(f)	an obligation on a party not to do something includes an obligation not to allow that thing to be done;

(g)	a reference to this Agreement (or any provision of it) or to any other agreement or document referred to in this Agreement is a reference to this Agreement, that provision or such other agreement or document as amended, novated, supplemented, extended, restated or otherwise varied (in each case, other than in breach of the provisions of this Agreement) from time to time;

(h)	a reference to continuing in relation to an Event of Default means an Event of Default that has not been remedied or waived; and

(i)	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

22.	Governing law and jurisdiction

22.1	This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the Cayman Islands.

22.2	Each party irrevocably agrees that the courts of the Cayman Islands shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

22.3	The Borrower irrevocably consents to any process in any legal action or proceedings being served on it in accordance with the provisions of this Agreement relating to service of notices. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date of the last party’s signature below.

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PRIVILEGED & CONFIDENTIAL

Signed for and on behalf of

BULLISH GLOBAL as Borrower

By:	[***]
Name:	[***]
Title:	[***]
Date:	December 12, 2023

Address for notices:

PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 with a copy to:

Bullish HK Limited, 26/F The Centrium, 60 Wyndham Street, Central, Hong Kong Email address for notices: [***]

Attention: Legal Department

Signed for and on behalf of

BLOCK.ONE as Lender

By:	[***]
Name:	[***]
Title:	[***]
Date:	December 12, 2023

Address for notices:

PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104 Email address for notices: [***]

Attention: Legal Department

with a copy to: [***]